              As filed with the Securities and Exchange Commission
                              on January 30, 1996

                                                     Registration No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                        GREAT LAKES CHEMICAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                         TIN 95-17650351
(State or Other Jurisdiction of           (I.R.S. Employer)
Incorporation or Organization)          (Identification No.)

                           ONE GREAT LAKES BOULEVARD
                            WEST LAFAYETTE,  INDIANA  47906
(Address of Principal Executive Offices)  (Zip Code)



                        GREAT LAKES CHEMICAL CORPORATION
                           SUPPLEMENTAL SAVINGS PLAN
                              (Full Title of Plan)



                      JOHN V. LACCI, ESQ., GENERAL COUNSEL
                        GREAT LAKES CHEMICAL CORPORATION
                           ONE GREAT LAKES BOULEVARD
                         WEST LAFAYETTE, INDIANA 47906
                    (Name and Address of Agent for Service)

Telephone Number, including Area Code, of Agent for Service:
317-497-6100

                        CALCULATION OF REGISTRATION FEE

 Title of                            Proposed               Proposed
Securities       Amount              Maximum                Maximum                  Amount of
 to be                       to be       Offering Price                         Aggregate
       Registration
Registered      Registered           Per Share              Offering Price               Fee
------------     ------------     -----------------         --------------------     --------------
Common           13,974                    (2)              $1,000,000.00 (3)        $200.00
Stock            Shares (1)
 of Great Lakes
 Chemical
 Corporation

Participating
 Interests in
 the Plan (4)

_____________________________________
     (1) The estimated maximum number of shares of common stock of Registrant (valued at $71.5625/share, the average of the high and low prices per share at which shares of Common Stock of Registrant were traded on the New York Stock Exchange on January 25, 1996) which could be purchased under the Plan with the estimated $1,000,000 maximum aggregate employee contributions to the Plan for the period January 30, 1996 through January 29, 1997.

     (2) Indeterminate. Shares are not used for accounting purposes under the Plan.

     (3) Estimated maximum employee contributions for the period January 30, 1996 through January 29, 1997.

     (4) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered under the Plan.





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


                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     Item 1.   Plan Information *


     Item 2.   Registrant Information *


           * Information required to be set out in the Section 10(a) prospectus by Part I Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.





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

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

         Great Lakes Chemical Corporation ("Registrant") incorporates herein by reference the following documents filed with the Securities and Exchange
Commission:

                 (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

                 (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively.

         All reports and other documents filed by Registrant pursuant to Section Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (referred to in this Registration Statement as the "Exchange Act") subsequently to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall upon the filing thereof be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

         Not applicable.





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



Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify a person against expenses and certain liabilities incurred by him in connection with any proceeding in which he is involved by reason of his being or having been a director, officer, employee or agent of the corporation or it affiliates. Further, Article Ninth of Registrant's Certificate of Incorporation and Article VII of its By-Laws provide for indemnification, to the full extent permitted by said Law, of Registrant's directors and officers. Registrant maintains so-called "D & 0" liability insurance coverage, insuring it against loss resulting from discharge of such indemnification obligation, and insuring its directors and officers against liabilities against which they cannot be indemnified by Registrant (subject to certain exclusions). Reference is made to Undertaking C, infra, with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, required or per-mitted to directors, officers or persons controlling Registrant pursuant to the foregoing provisions.


Item 7.   Exemption from Registration Claimed

       Not Applicable.


Item 8.      Exhibits.

       The Index to the Exhibits attached to this Registration Statement is incorporated herein by reference.


Item 9.  Undertakings

       A.   Undertaking pursuant to Rule 415:

       The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any Liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking relating to Documents Subsequently Filed by Registrant under the Securities Exchange Act of 1934

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Undertaking relating to Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expense incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by con-trolling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tippecanoe County, Indiana, on January 29, 1996.


                                                GREAT LAKES CHEMICAL CORPORATION



                                                By    Robert B. McDonald
                                                     ---------------------------
                                                     Robert B. McDonald,
                                                     President and Chief
                                                     Executive Officer





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


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date set out below:

Signature                           Capacity                         Date
---------                           --------                         ----
Robert B. McDonald          President, and Chief            )
                             Executive Officer and          )
                             Director                       )
                                                            )
Robert T. Jeffares          Vice President, Finance         )
                              and Chief Financial           )
                              Officer                       )
                                                            )
Robert J. Smith             Corporate Controller            )
                                                            )
William H. Congleton        Director                        )  January 29, 1996
                                                            )
John S. Day                 Director                        )
                                                            )
Thomas M. Fulton            Director                        )
                                                            )
Martin M. Hale              Director                        )
                                                            )
Louis E. Lataif             Director                        )
                                                            )
Richard H. Leet             Director                        )


     The undersigned Steven D. Mead hereby executes this Regis-tration Statement on behalf of each of the officers and directors of Registrant whose names are listed above, pursuant to a power of attorney executed by each of said officers and directors and filed with the Securities and Exchange Commission.



By:  Steven D. Mead                                  January 29, 1996
   ---------------------
     Steven D. Mead
     Attorney in Fact

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tippecanoe County, Indiana, on January 29, 1996.

John S. Day           Director and member of  )
                      Compensation and        )
                      Incentive Committee     )

Louis E. Lataif       Director and member of  )
                      Compensation and        )
                      Incentive Committee     )

Richard H. Leet       Director and member of  )
                      Compensation and        )
                      Incentive Committee     )


     The undersigned Steven D. Mead hereby executes this Registration Statement on behalf of each of the persons whose names are listed above, who are directors of Registrant and members of the Compensation and Incentive Committee which administers the Plan, pursuant to a power of attorney executed by each of said directors and filed with the Securities and Exchange Commission.


By:    Steven D. Mead                           January 29, 1996
   -----------------------
       Steven D. Mead
       Attorney in Fact





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


                              INDEX TO EXHIBITS

Exhibit No.                   Title
-----------                   -----

     4           Great Lakes Chemical Corporation
                        Supplemental Savings Plan

     23          Consent of Ernst & Young LLP, Independent
                        Auditors

                 Officers' and Directors' Power of Attorney

                 Compensation and Incentive Committee
                 Power of Attorney

                 Certified copy of Corporate Resolution








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